SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TRI-CONTINENTAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                          TRI-CONTINENTAL CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ..............................................................
    2) Aggregate number of securities to which transaction applies:
       ..............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*
    4) Proposed maximum aggregate value of transaction:
       ..............................................................

- -----------
  * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         ..............................................................
     (2) Form, Schedule or Registration Statement No.:
         ..............................................................
     (3) Filing Party:
         ..............................................................
     (4) Date Filed:
         ..............................................................
Notes:

====================================


                     TRI-CONTINENTAL
                         CORPORATION



            NOTICE OF ANNUAL MEETING
                     OF STOCKHOLDERS
                     AND
                     PROXY STATEMENT


====================================
  TIME:  MAY 18, 1995
         10:00 A.M.
====================================

  PLACE: THE POWERHOUSE THEATER,
         OF THE MILWAUKEE REPERTORY,
         108 EAST WELLS STREET
         MILWAUKEE, WISCONSIN 53202


=====================================

=====================================
PLEASE  DATE,  FILL IN AND  SIGN  THE
ENCLOSED FORM OF PROXY AND MAIL IT IN
THE ENCLOSED  RETURN  ENVELOPE  WHICH
REQUIRES  NO POSTAGE IF MAILED IN THE
UNITED STATES.
=====================================


    [J. & W. SELIGMAN & CO. LOGO]

                          TRI-CONTINENTAL CORPORATION
                   100 Park Avenue, New York, New York 10017

                     New York City Telephone (212) 850-1864
         Toll-Free Telephone (800) 221-2450--continental United States, including New York State

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1995

To the Stockholders:
     The 65th Annual Meeting of Stockholders (the "Meeting") of Tri-Continental Corporation, a Maryland corporation (the "Corporation"), will be held at the Powerhouse Theater of the Milwaukee Repertory, 108 East Wells Street, Milwaukee, Wisconsin 53202 on May 18, 1995 at 10:00 A.M., for the following purposes:

      (1) To elect three Directors;
      (2) To act on a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Corporation for 1995; and
      (3) To transact such other business as may properly come before the Meeting or any adjournment thereof, including acting upon the four stockholder proposals presented under the heading "Other Matters" in the Proxy Statement accompanying this Notice, if those proposals are brought before the Meeting;

all as set forth in the Proxy Statement accompanying this Notice.
     The minute book of the Corporation will be available at the Meeting for inspection by Stockholders.
     The close of business on March 23, 1995 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

                                         By order of the Board of Directors,


                                         /s/ Frank J. Nasta
                                         Secretary

Dated:  New York, New York, April 12, 1995

                             ----------------------
                             YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

   PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE
    AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED
       FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED
          STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER
             SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR
                PROXY PROMPTLY. A PROXY WILL NOT BE REQUIRED FOR
                           ADMISSION TO THE MEETING.

                                                                  April 12, 1995

                          TRI-CONTINENTAL CORPORATION
                   100 PARK AVENUE, NEW YORK, NEW YORK 10017

                                PROXY STATEMENT

                                    FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 1995


     This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Tri-Continental Corporation (the "Corporation") to be used at the 65th Annual Meeting of Stockholders (the "Meeting") to be held in Milwaukee, Wisconsin on May 18, 1995.

     If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting. If you give instructions, your shares will be voted in accordance with your instructions. If you give no instructions and return your signed Proxy, your shares will be voted for the election of three Directors, in accordance with the recommendation of your Board of Directors as to all other proposals, and, at the discretion of the Proxy holders, on any other matter that may properly have come before the Meeting or any adjournment. You may revoke your Proxy or change it by written notice to the Corporation (Attention: the Secretary) or by notice at the Meeting at any time prior to the time it is voted.

     The close of business on March 23, 1995 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. On that date, the Corporation had outstanding 752,740 shares of $2.50 cumulative preferred stock (the "Preferred Stock"), each share being entitled to two votes, and 84,327,381 shares of common stock, par value $0.50 (the "Common Stock"), each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast.

     The Corporation's investment advisor is J. & W. Seligman & Co. Incorporated (the "Manager"). Subadvisory services are provided by Seligman Henderson Co. and the Corporation's shareholder service agent is Seligman Data Corp. The address of each of these entities is 100 Park Avenue, New York, NY 10017. The
Corporation will furnish, without charge, a copy of its most recent annual report to any shareholder upon request to Seligman Data Corp. at 1-800-221-2450. Questions or comments relating to any of the proposals set forth herein may be directed to Morrow & Co., Inc., the Corporation's proxy solicitor, at 1-800-662-5200.

     It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 12, 1995.


                            A. ELECTION OF DIRECTORS
                            ------------------------
                                  (Proposal 1)

     There are thirteen Directors presently in office. The Board is currently divided into three classes, and the members of each class hold office for a term of three years unless elected in the interim. The term of one class expires in each year.

     At the Meeting this year, three Directors are to be elected. Dr. Alice Stone Ilchman, whose term will expire at the 1995 Annual Meeting, and Mr. Frank
A. McPherson, replacing Mr. Douglas R. Nichols, Jr., who has elected to retire at the 1995 Annual Meeting, have both been recommended by the Director Nominating Committee of the Board of Directors of the Corporation for election in the class whose term will expire in 1998. General John R. Galvin, replacing Mr. Herman J. Schmidt, who has also elected to retire at the 1995 Annual Meeting, has been recommended by the Director Nominating Committee for election to the class whose term will expire at the 1997 Annual Meeting. Dr. Ilchman has been a Director since 1990 and was last elected by Stockholders at the 1991 Annual Meeting.

     Each nominee has agreed to serve if elected. There is no reason to believe that Dr. Ilchman, Mr. McPherson or General Galvin will become unavailable for election as a Director of the Corporation, but if that should occur before the Meeting, Proxies will be voted for the persons the Board of Directors recommends.

     The background of Dr. Ilchman, Mr. McPherson and General Galvin and information regarding the other Directors of the Corporation appears below.


                                                 PRINCIPAL OCCUPATION AND
                                                     OTHER INFORMATION

                                                 THE NOMINEES DESIGNATED
                                              BY ASTERISK(*) ARE "INTERESTED                  SECURITIES
                            EXPIRATION     PERSONS" OF THE CORPORATION (AS THAT              BENEFICIALLY
    NAME, PERIOD(S)           OF TERM        TERM IS DEFINED IN THE INVESTMENT           OWNED, DIRECTLY OR
       SERVED AS             IF ELECTED       COMPANY ACT OF 1940, AS AMENDED)            INDIRECTLY, AS OF
  DIRECTOR AND (AGE)       AS A DIRECTOR   BECAUSE OF THEIR STATED ASSOCIATIONS.            MARCH 29, 1995
- -----------------------    -------------   --------------------------------------        ------------------
   Alice S. Ilchman            1998         PRESIDENT,  SARAH  LAWRENCE COLLEGE,            3,222 Common
     1990 to Date                           BRONXVILLE,  NY.  Dr.  Ilchman  is a               Shares
         (59)                               Director  or  Trustee of each of the
                                            Seligman      Group       investment
                                            companies,+  NYNEX  (formerly,   New
                                            York   Telephone    Company),    The
      [photo]                               Committee  for Economic  Development
                                            and  The   Rockefeller   Foundation;
                                            formerly,   Trustee  of  The  Markle
                                            Foundation     and    Director    of
                                            International  Research  &  Exchange
                                            Board.

Frank A. McPherson             1998         CHAIRMAN OF THE BOARD AND CHIEF EXE-              500 Common
         (61)                               CUTIVE OFFICER,  KERR-MCGEE CORPORA-               Shares
                                            TION.  Mr. McPherson is Chairman and
                                            Director of Baptist  Medical Center;
                                            Chairman  of  Oklahoma  City  Public
                                            Schools   Foundation;   Director  of
                                            Kimberly-Clark Corporation, American
                                            Petroleum  Institute,  Oklahoma City
      [photo]                               Chamber   of   Commerce,    Oklahoma
                                            Chapter of the  Nature  Conservancy,
                                            Oklahoma  Foundation for Excellence,
                                            Oklahoma       Medical      Research
                                            Foundation,  Oklahoma  State Chamber
                                            of  Commerce,  Oklahoma  Academy for
                                            State  Goals,  United  Way  Advisory
                                            Board, University of Oklahoma Health
                                            Science  Center  Board of  Visitors;
                                            and  a   Member   of  The   Business
                                            Roundtable,    National    Petroleum
                                            Council and  University  of Oklahoma
                                            College   of    Medicine    Advisory
                                            Committee.




                                       4


                                                 PRINCIPAL OCCUPATION AND
                                                     OTHER INFORMATION

                                                 THE NOMINEES DESIGNATED
                                              BY ASTERISK(*) ARE "INTERESTED                  SECURITIES
                            EXPIRATION     PERSONS" OF THE CORPORATION (AS THAT              BENEFICIALLY
    NAME, PERIOD(S)           OF TERM        TERM IS DEFINED IN THE INVESTMENT           OWNED, DIRECTLY OR
       SERVED AS             IF ELECTED       COMPANY ACT OF 1940, AS AMENDED)            INDIRECTLY, AS OF
  DIRECTOR AND (AGE)       AS A DIRECTOR   BECAUSE OF THEIR STATED ASSOCIATIONS.            MARCH 29, 1995
- -----------------------    -------------   --------------------------------------        ------------------
    John R. Galvin             1997         DISTINGUISHED POLICY ANALYST AT OHIO                -0-
         (65)                               STATE  UNIVERSITY.  Commencing July,
                                            1995,  General  Galvin  will  be the
                                            Dean of the  Fletcher  School of Law
                                            and  Diplomacy at Tufts  University.
                                            General  Galvin is  Chairman  of the
                                            American   Council  on  Germany;   a
                                            Governor of the Center for  Creative
                                            Leadership;  Director  of USLIFE and
       [photo]                              the Institute for Defense  Analysis;
                                            Ambassador,  U.S. State  Department;
                                            and   Consultant   of  Thomson   CSF
                                            (electronics).  From  July,  1992 to
                                            June,  1994,  General Galvin was the
                                            Olin   Distinguished   Professor  of
                                            National  Security  Studies  at  the
                                            United States  Military  Academy and
                                            from  June,  1987  to  June,   1992,
                                            General   Galvin  was  the   Supreme
                                            Allied  Commander,  Europe  and  the
                                            Commander-in-Chief,   United  States
                                            European Command.

OTHER DIRECTORS
         The other Directors of the  Corporation  whose terms will not expire in 1995 are:

                                                 PRINCIPAL OCCUPATION AND
                                                     OTHER INFORMATION

                                                 THE PERSONS DESIGNATED
                                              BY ASTERISK(*) ARE "INTERESTED                  SECURITIES
                           EXPIRATION OF    PERSONS" OF THE CORPORATION (AS THAT             BENEFICIALLY
    NAME, PERIOD(S)           PRESENT        TERM IS DEFINED IN THE INVESTMENT           OWNED, DIRECTLY OR
       SERVED AS               TERM           COMPANY ACT OF 1940, AS AMENDED)            INDIRECTLY, AS OF
  DIRECTOR AND (AGE)       AS A DIRECTOR   BECAUSE OF THEIR STATED ASSOCIATIONS.            MARCH 29, 1995
- -----------------------    -------------   --------------------------------------        ------------------
    Fred E. Brown*             1997         DIRECTOR OR TRUSTEE, VARIOUS ORGANI-            59,327 Common
     1959 to Date                           ZATIONS, NEW YORK, NY.  Mr. Brown is                Shares
         (81)                               a Director or Trustee of each of the
                                            Seligman      Group       investment
                                            companies;+  Director and Consultant
                                            of   J.   &  W.   Seligman   &   Co.
                                            Incorporated;  Director  of Seligman
                                            Financial    Services,    Inc.   and
                                            Seligman Services,  Inc.; Trustee of
                                            Lake  Placid  Education  Foundation,
                                            Lake Placid  Center for the Arts and
                                            Trudeau Institute,  Inc.;  formerly,
                                            Director of J. & W.  Seligman  Trust
                                            Company  and  Seligman   Securities,
                                            Inc.




                                       5

                                                 PRINCIPAL OCCUPATION AND
                                                     OTHER INFORMATION

                                                 THE PERSONS DESIGNATED
                                              BY ASTERISK(*) ARE "INTERESTED                  SECURITIES
                           EXPIRATION OF    PERSONS" OF THE CORPORATION (AS THAT             BENEFICIALLY
    NAME, PERIOD(S)           PRESENT        TERM IS DEFINED IN THE INVESTMENT           OWNED, DIRECTLY OR
       SERVED AS               TERM           COMPANY ACT OF 1940, AS AMENDED)            INDIRECTLY, AS OF
  DIRECTOR AND (AGE)       AS A DIRECTOR   BECAUSE OF THEIR STATED ASSOCIATIONS.            MARCH 29, 1995
- -----------------------    -------------   --------------------------------------        ------------------
    John E. Merow*             1996         PARTNER,  SULLIVAN  &  CROMWELL, LAW            10,182 Common
     1991 to Date                           FIRM,  NEW YORK, NY.  Mr. Merow is a                Shares
         (65)                               Director or Trustee of  each of  the
                                            Seligman      Group       investment
                                            companies,+ Municipal Art Society of
                                            New  York,   Commonwealth   Aluminum
                                            Corporation,    U.S.   Council   for
                                            International  Business and U.S.-New
                                            Zealand   Council;   Member  of  the
                                            American  Law   Institute   and  the
                                            Council   on   Foreign    Relations;
                                            Chairman of the American  Australian
                                            Association; and Member of the Board
                                            of  Governors   of  Foreign   Policy
                                            Association and New York Hospital.

    Betsy S. Michel            1996         ATTORNEY, GLADSTONE, NJ. Mrs. Michel            32,880 Common
     1985 to Date                           is a Director or Trustee  of each of                Shares
         (52)                               the   Seligman   Group    investment
                                            companies+    and    The    National
                                            Association of  Independent  Schools
                                            (Washington,  D.C.); and Chairman of
                                            the   Board  of   Trustees   of  St.
                                            George's School (Newport, RI).




                                       6


                                                 PRINCIPAL OCCUPATION AND
                                                     OTHER INFORMATION

                                                 THE PERSONS DESIGNATED
                                              BY ASTERISK(*) ARE "INTERESTED                  SECURITIES
                           EXPIRATION OF    PERSONS" OF THE CORPORATION (AS THAT             BENEFICIALLY
    NAME, PERIOD(S)           PRESENT        TERM IS DEFINED IN THE INVESTMENT           OWNED, DIRECTLY OR
       SERVED AS               TERM           COMPANY ACT OF 1940, AS AMENDED)            INDIRECTLY, AS OF
  DIRECTOR AND (AGE)       AS A DIRECTOR   BECAUSE OF THEIR STATED ASSOCIATIONS.            MARCH 29, 1995
- -----------------------    -------------   --------------------------------------        ------------------

William C. Morris*             1997         CHAIRMAN  AND  PRESIDENT OF  J. & W.            37,068 Common
     1988 to Date                           SELIGMAN  &  CO.  INCORPORATED,  NEW                Shares
         (56)                               YORK, NY. Mr. Morris is Chairman and
                                            Chief  Executive  Officer of each of
                                            the   Seligman   Group    investment
                                            companies;+   Chairman,   J.   &  W.
                                            Seligman  Trust  Company,   Seligman
                                            Financial  Services,  Inc., Seligman
                                            Services,  Inc.  and Carbo  Ceramics
                                            Inc.; Director of Daniel Industries,
                                            Inc.,  Kerr-McGee   Corporation  and
                                            Seligman Data Corp. (formerly, Union
                                            Data    Service    Center,    Inc.);
                                            formerly,  Member  of the  Board  of
                                            Governors of the Investment  Company
                                            Institute;  and Chairman of Seligman
                                            Securities, Inc.

    James C. Pitney            1996         PARTNER,   PITNEY,  HARDIN,  KIPP  &             14,137 Common
     1981 to Date                           SZUCH, LAW FIRM, MORRISTOWN, NJ. Mr.                 Shares
         (68)                               Pitney is a  Director  or Trustee of
                                            each   of   the    Seligman    Group
                                            investment   companies+  and  Public
                                            Service Enterprise Group.



                                       7


                                                 PRINCIPAL OCCUPATION AND
                                                     OTHER INFORMATION

                                                 THE PERSONS DESIGNATED
                                              BY ASTERISK(*) ARE "INTERESTED                  SECURITIES
                           EXPIRATION OF    PERSONS" OF THE CORPORATION (AS THAT             BENEFICIALLY
    NAME, PERIOD(S)           PRESENT        TERM IS DEFINED IN THE INVESTMENT           OWNED, DIRECTLY OR
       SERVED AS               TERM           COMPANY ACT OF 1940, AS AMENDED)            INDIRECTLY, AS OF
  DIRECTOR AND (AGE)       AS A DIRECTOR   BECAUSE OF THEIR STATED ASSOCIATIONS.            MARCH 29, 1995
- -----------------------    -------------   --------------------------------------        ------------------

   James Q. Riordan            1997         DIRECTOR,    VARIOUS   CORPORATIONS,           102,007 Common
     1989 to Date                           STUART, FL.  Mr. Riordan is a Direc-                Shares
         (67)                               tor  or   Trustee  of  each  of  the
                                            Seligman      Group       investment
                                            companies,+ The Brooklyn Museum, The
                                            Brooklyn  Union  Gas  Company,   The
                                            Committee for Economic  Development,
                                            Dow  Jones & Co.,  Inc.  and  Public
                                            Broadcasting   Service;    formerly,
                                            Co-Chairman of the Policy Council of
                                            The  Tax  Foundation;  Director  and
                                            President  of  Bekaert  Corporation;
                                            and  Director  of  Tesoro  Petroleum
                                            Companies, Inc.

 Ronald T. Schroeder*          1997         DIRECTOR,   MANAGING  DIRECTOR   AND             4,095 Common
     1984 to 1988                           CHIEF INVESTMENT OFFICER OF  J. & W.                Shares
     1991 to Date                           SELIGMAN  &  CO.  INCORPORATED,  NEW
         (47)                               YORK,    NY.   Mr.    Schroeder   is
                                            President,  Chief Investment Officer
                                            and Director of the  Corporation and
                                            a Director or Trustee and President,
                                            Chief Investment  Officer of each of
                                            the open-end investment companies in
                                            the   Seligman   Group    investment
                                            companies;+   Director  of  Seligman
                                            Quality    Municipal   Fund,   Inc.,
                                            Seligman   Select   Municipal  Fund,
                                            Inc.,  Seligman Financial  Services,
                                            Inc., Seligman Data Corp.  (formerly
                                            Union Data  Service  Center,  Inc.),
                                            Seligman Services, Inc. and Seligman
                                            Henderson Co.; formerly, Director of
                                            J. & W.  Seligman  Trust Company and
                                            Seligman Securities, Inc.




                                       8


                                                 PRINCIPAL OCCUPATION AND
                                                     OTHER INFORMATION

                                                 THE PERSONS DESIGNATED
                                              BY ASTERISK(*) ARE "INTERESTED                  SECURITIES
                           EXPIRATION OF    PERSONS" OF THE CORPORATION (AS THAT             BENEFICIALLY
    NAME, PERIOD(S)           PRESENT        TERM IS DEFINED IN THE INVESTMENT           OWNED, DIRECTLY OR
       SERVED AS               TERM           COMPANY ACT OF 1940, AS AMENDED)            INDIRECTLY, AS OF
  DIRECTOR AND (AGE)       AS A DIRECTOR   BECAUSE OF THEIR STATED ASSOCIATIONS.            MARCH 29, 1995
- -----------------------    -------------   --------------------------------------        ------------------
   Robert L. Shafer            1997         VICE  PRESIDENT,  PFIZER, INC.,  NEW            1,142 Common
     1991 to Date                           YORK,  NY.  Mr. Shafer is a Director               Shares
         (62)                               or Trustee  of each of the  Seligman
                                            Group  investment  companies+  and
                                            USLIFE Corporation.

   James N. Whitson            1996         EXECUTIVE  VICE PRESIDENT AND  CHIEF            2,980 Common
     1993 to Date                           OPERATING   OFFICER   AND  DIRECTOR,               Shares
         (60)                               SAMMONS  ENTERPRISES,  INC., DALLAS,
                                            TX. Mr.  Whitson  is a  Director  or
                                            Trustee  of  each  of  the  Seligman
                                            Group investment companies+, Red Man
                                            Pipe and Supply Company and C-SPAN.

    Brian T. Zino*             1996         DIRECTOR, MANAGING DIRECTOR, J. & W.           18,025 Common
     1993 to Date                           SELIGMAN  &  CO.  INCORPORATED,  NEW               Shares
         (42)                               YORK, NY.  Mr. Zino is a Director or
                                            Trustee  of  each  of  the  Seligman
                                            Group     investment     companies;+
                                            Chairman,    Seligman   Data   Corp.
                                            (formerly,    Union   Data   Service
                                            Center,  Inc.), Director of Seligman
                                            Financial  Services,  Inc.,  J. & W.
                                            Seligman  Trust Company and Seligman
                                            Services,    Inc.;    Senior    Vice
                                            President of Seligman Henderson Co.;
                                            formerly,  Director and Secretary of
                                            Chuo Trust--JWS Advisors,  Inc.; and
                                            Director  of  Seligman   Securities,
                                            Inc.



+ The Seligman Group of investment companies consists of the Corporation, Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman New Jersey Tax-Exempt Fund, Inc., Seligman Pennsylvania Tax-Exempt Fund Series, Seligman Portfolios, Inc., Seligman Quality Municipal Fund, Inc., Seligman Select Municipal Fund, Inc., Seligman Tax-Exempt Fund Series, Inc. and Seligman Tax-Exempt Series Trust.

     Unless otherwise indicated, Directors have sole voting and investment power with respect to shares shown.

     At February 23, 1995, all Directors and Officers of the Corporation as a group owned beneficially 290,367 shares or 0.34% of the Corporation's Common Stock.

     Of the total shares shown for Mrs. Michel, 32,029 shares are in three trusts over which she serves as co-trustee. Mrs. Michel disclaims beneficial ownership or interest in these securities.

     Of the total shares shown for Mr. Morris, 15,202 shares are in two trusts for his children. Mr. Morris disclaims beneficial ownership or interest in these securities.

     Of the total shares shown for Mr. Zino, 486 shares are registered in his wife's name. Mr. Zino disclaims beneficial ownership or interest in these securities.

     Mr. James Q. Riordan, a Director, purchased 65,217 shares of Tri-Continental Corporation on June 13, 1994. This transaction was not reported on Form 4 in July 1994, but was subsequently reported on Form 4 on August 9, 1994.

     The Board of Directors met six times during 1994. The standing committees of the Board include the Board Operations Committee, Audit Committee and
Director Nominating Committee. These Committees are comprised solely of Directors who are not "interested persons" of the Corporation as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The duties of these Committees are described below.

     BOARD OPERATIONS COMMITTEE. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees, and the selection of legal counsel for the Corporation. The Committee met three times in 1994. This Committee comprises all Directors who are not "interested persons" of the Corporation.

     AUDIT COMMITTEE. This Committee recommends the independent public accountants for selection as auditors by the Board and stockholder approval annually. In addition, it reviews, with the auditors and such other persons as it determines, (a) the scope of audit, (b) accounting and financial internal controls, (c) quality and adequacy of the accounting staff and (d) reports of the auditors. The Committee comments to the Board when warranted and at least annually. It is directly available to the auditors and officers of the Corporation for consultation on audit, accounting and related financial matters. The Committee met twice in 1994. Members of this Committee are Messrs. Schmidt (Chairman), Nichols and Whitson and Mrs. Michel. Messrs. Schmidt and Nichols will be replaced as Committee members by the Board of Directors following the 1995 Annual Meeting.

     DIRECTOR NOMINATING COMMITTEE. This Committee recommends to the Board persons to be nominated for election as Directors by you and the other Stockholders and selects and proposes nominees for election by the Board between Annual Meetings. The Committee will consider suggestions from Stockholders submitted in writing to the Secretary of the Corporation. The Committee met three times in 1994. Members of this Committee are Messrs. Pitney (Chairman), Riordan and Shafer and Dr. Ilchman.

EXECUTIVE OFFICERS OF THE CORPORATION

     Information with respect to Executive Officers, other than Messrs. Morris and Schroeder, is as follows:

                                            POSITION WITH CORPORATION AND
        NAME                AGE     PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
- --------------------------------------------------------------------------------
Charles C. Smith, Jr.       38      VICE  PRESIDENT  OF  THE  CORPORATION  since
                                    December  1994.  Mr.  Smith  is  a  Managing
                                    Director  of the Manager  (formerly,  Senior
                                    Vice   President   and   Senior   Investment
                                    Officer).

Lawrence P. Vogel           38      VICE PRESIDENT (FORMERLY,  TREASURER) OF THE
                                    CORPORATION since January 1992. Mr. Vogel is
                                    also Vice  President  of the other  Seligman
                                    Group  investment  companies;   Senior  Vice
                                    President,  Finance of the Manager, Seligman
                                    Financial  Services,  Inc. and Seligman Data
                                    Corp. (formerly,  Union Data Service Center,
                                    Inc.);  (formerly,  Treasurer);   Treasurer,
                                    Seligman  Henderson  Co.;  formerly,   Audit
                                    Senior  Manager,  Price  Waterhouse,  Senior
                                    Vice   President,    Finance   of   Seligman
                                    Securities,  Inc. and Senior Vice President,
                                    J. & W. Seligman Trust Company

Frank J. Nasta              30      SECRETARY  OF THE  CORPORATION  since  March
                                    1994. Mr. Nasta is also Secretary of the Manager, the other Seligman Group investment companies, Seligman Data Corp. (formerly,
                                    Union Data Service Center,  Inc.),  Seligman
                                    Financial Services, Inc., Seligman Services,
                                    Inc.,  J. & W.  Seligman  Trust  Company and
                                    Seligman Henderson Co. Vice President, Law and Regulation of the Manager; formerly, attorney at the law firm of Seward & Kissel.

Thomas G. Rose              37      TREASURER OF THE CORPORATION  since November
                                    1994.  Mr.  Rose  is also  Treasurer  of the
                                    other  Seligman Group  investment  companies
                                    and  Seligman  Data Corp.  (formerly,  Union
                                    Data  Service   Center,   Inc.);   formerly,
                                    Treasurer, American Investors Advisors, Inc.

     All officers are elected annually by the Board and serve until their successors are elected and qualify or their earlier resignation. The address of each of the foregoing Officers is 100 Park Avenue, New York, New York 10017.

REMUNERATION OF DIRECTORS AND OFFICERS

     Directors of the Corporation who are not employees of the Manager or its affiliates each receive from the Corporation fees of $16,000 per year. In addition, such Directors are paid up to $400 for each day on which they attend Board and/or Committee meetings and are reimbursed for the expenses of attending meetings. Total Directors' fees paid by the Corporation for the year ended December 31, 1994 were as follows:

NUMBER OF DIRECTORS     CAPACITY IN WHICH REMUNERATION          AGGREGATE DIRECT
    IN GROUP                      WAS RECEIVED                    REMUNERATION
- ------------------     -----------------------------------     -----------------
       9               Directors and Members of Committees          $166,400

     Directors attendance, retainer and/or committee fees paid to each Director during 1994 was as follows:

                                                   AGGREGATE        PENSION OR RETIREMENT         TOTAL COMPENSATION
                                                 COMPENSATION        BENEFITS ACCRUED AS         FROM CORPORATION AND
NAME                                               FROM FUND     PART OF CORPORATION EXPENSES       FUND COMPLEX*
- -------------------------------------            ------------    ----------------------------    --------------------
Alice S. Ilchman                                    $18,800                 -0-                      $67,000

John E. Merow                                        18,400**               -0-                       66,000

Betsy S. Michel                                      18,400                 -0-                       66,000

Douglas R. Nichols, Jr.                              18,400                 -0-                       66,000

James C. Pitney                                      18,800                 -0-                       67,000

James Q. Riordan                                     18,400                 -0-                       66,000

Herman J. Schmidt                                    18,400                 -0-                       66,000

Robert L. Shafer                                     18,400                 -0-                       66,000

James N. Whitson                                     18,400**               -0-                       66,000
                                                -----------
                                                   $166,400
                                                ===========

- ---------------
 * There are 16 other investment companies in the Seligman Group.
** Mr. Merow has elected to defer receiving his fees from the Corporation.  From
   1991 to December 31, 1994, Mr. Merow has deferred $73,710.00, including interest earned. Mr. Pitney, who had deferred receiving his fees from the Corporation from 1983 up to 1993, has a balance of $225,766.00 in his deferred plan, including interest earned. Mr. Whitson has also elected to defer receiving his fees from the Corporation. From 1993 to December 31, 1994, Mr. Whitson has deferred $31,559.00, including interest earned.

     No compensation is paid by the Corporation to Directors or officers of the Corporation who are employees of, or consultants to, the Manager.

     The affirmative vote of a plurality of the votes cast at the meeting is required to approve the election of the proposed Directors.

            YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
              STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOREGOING
               NOMINEES TO SERVE AS DIRECTORS OF THE CORPORATION.


                    B. RATIFICATION OF SELECTION OF AUDITORS
                    ----------------------------------------
                                  (Proposal 2)

     In accordance with the requirements of the 1940 Act, the Board of Directors is required to select independent public accountants as auditors of the Corporation for 1995, subject to ratification or rejection by Stockholders.

     The Audit Committee of the Board of Directors has recommended, and the Board of Directors, including a majority of those members who are not "interested persons" of the Corporation (as defined in the 1940 Act), has selected Deloitte & Touche LLP. The firm of Deloitte & Touche LLP has extensive experience in investment company accounting and auditing. It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement and respond to questions.

     The affirmative vote of a majority of the votes cast at the meeting is required to ratify the selection of auditors.

                 YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           APPROVAL OF THIS PROPOSAL.


                                C. OTHER MATTERS
                                ----------------

Stockholder Proposal No. 1

     Mr.  John  Jennings  Crapo,   P.O.  Box  151,  Porter  Square,   Cambridge,
Massachusetts 02140-0002 is the registered owner of 131 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the Meeting:

     Resolved: It is the judgment of Stockholders of Tri-Continental Corporation ("TY") that the Directors of TY elected at each annual meeting of the

Stockholders commencing with the Annual Meeting of Stockholders in 1998 SHALL be elected to hold office until the next Annual Meeting of Stockholders of TY and until their successors are elected and qualified. Directors of TY whose terms of office expire in 1996 and 1997 SHALL continue to hold office for the respective terms for which they were elected.

     Mr. Crapo has submitted the following statement in support of his proposal:

     Propounder believes his proposal has merit inspite the fact Stockholders of various registrants of which he has offered motion in the past have upon the advice of the respective boards rejected the proposal to eliminate staggered boards.

     Commonwealth Energy System ("CES") is an example of such a registrant. It's stockholders voted May 05, 1994 to reject proponent's motion to declassify it's governing board.

     The May 05, 1994 CES stockholder meeting, which was propounder's fourth successive year at which he presented motion to CES Stockholders that they declassify CES governing board. In his letter to Proponent of May 10, 1994, the Honorable Michael "Mike" P. Sullivan, Esquire, CES Vice President, Secretary and General Counsel confirmed the vote at said stockholder meeting was 1,483,947 Common Shares or 14% were voted in favor of propounder's motion to declassify, 5,917,813 Common Shares or 57% were cast against declassification, and 272,511 Common Shares or 3% Abstained from said motion. Four presentations were at Cambridge, Massachusetts.

     Arguments of Mr. Timothy N. Cronin, ESQUIRE, CES Senior Attorney in 1994 against propounder's motion to declassify the CES governing Board are a classified board is intended to assure continued familiarity of board members with the business, management and policies of it's system since a majority of it's members at any given time would have prior experience as Trustees. The classified board was designed at CES to encourage persons seeking to acquire control of it to initiate an acquisition through arms length negotiations with CES' management and Board by making it more difficult to change the composition of CES Board. In adopting a classified board CES stockholders provided it's management more time and more information for evaluating a takeover proposal in order to fully protect System's and Stockholders' interests.

     Mr. Frank J. Nasta, Esquire, Secretary TY reported to propounder by letter June 02, 1994 stockholders of our Corporation voted 16,094,412 common shares for declassification, 28,851,901 common shares against declassification and 3,120,707 common shares voted abstention at the May 19, 1994 Annual Meeting of Stockholders of our Corporation. The percentage of shares voting in FAVOR of declassification to the total shares for, against, and in abstention, was 33.5% Mr. Nasta reported.

     Propounder's belief is this day, Sunday June 19, 1994, continues that declassification of our Corporation governing board will make it easier for us to understand the current governing board's demeanor, and more stockholders will agree with him on this matter.

              YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL FOR THE
                    REASONS DISCUSSED COMMENCING ON PAGE 16.


Stockholder Proposal No. 2

     Mrs. Eleanor Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan 48104 is the registered owner of 18,754 shares of the Corporation's Common Stock and has notified the Corporation that she intends to introduce the following proposal at the meeting:

     RESOLVED, that the shareholders of Tri-Continental Corporation recommend that the board of directors take the steps, in accordance with state law, that are required to provide that in future board of directors elections, directors shall be elected annually and not by classes as is now provided. Such declassification of the board should be effected in a manner that does not affect the unexpired terms of directors previously elected.

     Mrs. Lipson has submitted the following statement in support of her proposal:

     The directors of Tri-Continental Corporation are currently divided into three classes serving three-year staggered terms. That structure means that the shareholders cannot vote to replace a majority of the board of directors for at least two election cycles. While it can be argued that a classified board provides continuity in the governance of a corporation, I believe that such a structure can also be used by incumbent management to avoid accountability to shareholders.

     Annual election of directors might provide the opportunity for new shareholders to be represented, which might encourage management to focus on serving current shareholder interests. I believe that such a change might make alternate slates of directors available to the shareholders, rather than only those approved by the Board Nominating Committee. This could cause additional board turnover, and might result in the adoption of policies more attuned to shareholder interests.

     A SIMILAR PROPOSAL IN 1994 WAS SUPPORTED BY 33.5% OF THE VOTES CAST. In 1994, 44% of the eligible shares were not voted, either because these shareholders did not participate or abstained. I believe that this kind of proposal might carry in 1995, if there were greater shareholder participation.

     I am a long-term shareholder, and a significant portion of our family's investment is in Tri-Continental Corporation Common Stock. I believe that the proposed change would advance democracy in the governance of our corporation.

     I URGE YOUR SUPPORT FOR THIS PROPOSAL.

              YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

     The Board of Directors believes that the adoption of either of these proposals would not be in the best interest of the Corporation and its Stockholders.

     The Board of Directors continues to believe that a classified Board provides continuity, stability and experience in leadership and in directing corporate strategy. Continuity, stability and experience create long-term value for Stockholders. At the same time, a classified Board ensures that Directors will be fully accountable to Stockholders because each year a portion of the Board must stand before the Stockholders for election.

     The Board of Directors believes that the classified structure has enabled the Corporation to attract and retain prominent and well-qualified individuals who are able to commit the time and resources to understand the Corporation and its structure. A classified Board therefore improves the ability of Directors to more effectively represent the interest of all the Stockholders.

     One of the proponents states that changing to a single class of directors might result in the election of directors other than those approved by the Board Nominating Committee. Irrespective of whether there are three classes of directors or only one, election of the persons nominated as Directors by the current board is never a foregone conclusion.

     This proponent also suggests that the current three-class structure has permitted management to avoid accountability to Stockholders. Your Directors are deeply committed to the best interests of the Corporation and its Stockholders. The Board regularly examines the Corporation's investment results and evaluates the success of management in meeting the Corporation's objectives. Your Directors will continue to represent your interests whether they are elected for terms of one year or three.

     Stockholders of the Corporation considered a substantially similar proposal in 1994, which was also submitted by Mr. Crapo. That proposal was rejected by the Stockholders. Indeed, as recently as 1993, Stockholders approved an amendment to the Corporation's By-Laws that calls for three classes of Directors

(previously there had been five classes). Your Board of Directors believes that there have been no changes in circumstances since the vote in 1993 or last year that should cause Stockholders to vote in favor of these proposals and continue to recommend a vote against them.

     As stated in Mr. Crapo's statement in support of his proposal, he has submitted substantially similar proposals to other companies in prior years. The shareholders of such companies have considered, and Mr. Crapo concedes that they have rejected, each of these proposals. For the reasons enumerated herein, your Directors believe you should also vote against the proposal.

     Neither of these proposals will be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as cast either for or against one of these proposals. If not otherwise specified, Proxies will be voted AGAINST approval of both proposals. The adoption of either proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

     The Directors believe that your vote AGAINST these proposals will be in the best interest of the Corporation and its Stockholders.


Stockholder Proposal No. 3

     Mr. Nathan Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan 48104 is the registered owner of 23,878 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the meeting:

     RESOLVED, that the shareholders recommend that the board of directors take the steps necessary to provide that in future board of directors elections, except for officers and employees of J. & W. Seligman & Co. and Tri-Continental Corporation (the "inside directors" or "interested persons"), no person who is a member of a board of directors of a corporation managed by J. & W. Seligman & Co., shall qualify to serve on the board of directors of Tri-Continental Corporation.

     Mr. Lipson has submitted the following statement in support of his proposal:

     The directors of Tri-Continental Corporation (the Company) serve on all 17 boards of directors of the mutual funds managed by J. & W. Seligman & Co. (Seligman). Since the other Seligman-managed funds have different policies and objectives than Tri-Continental Corporation, it is inappropriate for those on the other Seligman-managed boards to serve on the Company board. Changes are needed to make it possible for the average Company shareholder to participate in the governance of the Company and to avoid possible conflicts of interest on the board.

     A change in the composition of the board can have the effect of directing management to focus on improving the performance of the Company's portfolio. Management should be made aware that the Company's total return continues to lag behind the Standard & Poor's 500 Composite Stock Index, and below the performance of many open-end mutual funds. It is my belief that a result of the capital raised in the Company's last rights offering was to raise the management fees paid to Seligman. I believe that these factors may account for the discount from net asset value in the market price of the Company's shares since 1987, and that with their correction the rating of the Company by mutual fund rating analysts might improve.

     I believe that needed management accountability might be better accomplished by a board that includes more disinterested and dedicated outside directors. It is my opinion that shareholders' concern about the governance of the Company was reflected in the 1994 Annual Meeting where 33.5% of the votes cast supported annual election of the board of directors.

     As a long-term shareholder with a significant part of my investments in Tri-Continental, I urge your support for this proposal.

              YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

     Your Board of Directors is very concerned about imposing additional qualification requirements on potential Directors. Such limits would have the effect of reducing the pool of well-qualified candidates from which you choose your Directors. If the proposal is implemented, it would immediately result in nine of the Corporation's current Directors becoming unqualified to stand in future elections unless they resigned their directorships and trusteeships in the other investment companies managed by Seligman. Losing these valuable Directors, who have collectively served Tri-Continental in excess of 50 years, would result in the loss of a depth of expertise, talent and experience. Such expertise, talent, experience and continuity is a tremendous asset and is in the best interests of the Corporation.

     Many corporations, including Tri-Continental, have found it beneficial to have Directors who are also Directors of other companies. This is particularly true among families of investment funds, many of which have long recognized that common boards provide numerous benefits, including cost savings and other efficiencies, to each fund in their family individually. Directors on common boards have the important benefit of a much broader knowledge of the investment company business, and the family's investment adviser, than a director on only one fund. In addition, similar issues often confront the boards of various investment companies in a complex of funds. The Corporation has learned that directors serving on the boards of other funds bring experience, insight and understanding to issues involving the Corporation, which is in the best interests of Stockholders. Your Directors believe that this unique experience and insight would be unavailable to the Corporation if this proposal were adopted. Moreover, the compensation of the Corporation's Directors is set having regard to the fact that they serve on the boards of other Seligman managed funds, and if they were not Directors of such other Seligman managed funds, the Corporation would find it necessary to increase Director remuneration, increasing the expenses of the Corporation.

     There is no requirement that Directors of the Corporation serve as directors of other Seligman funds, and every Director is fully accountable to the Stockholders whether or not he serves on the Board of another company. Each year a portion of the Board must stand before the Stockholders for election. Under the present system, Stockholders have the ability to elect the Directors of their choice. Adoption of the artificial qualifications required under this proposal would severely limit that choice.

     The investment objective and policies of the Corporation are fully understood by your Directors. Their service as Directors of other investment funds does not affect their commitment to the Corporation meeting such objective. In fact, your Directors believe that the insight gained from serving as Directors for investment funds with differing investment objectives helps provide a perspective that would otherwise be unavailable.

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as cast either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

     The Directors believe that your vote AGAINST this proposal will be in the best interest of the Corporation and its Stockholders.


Stockholder Proposal No. 4

     Mr. Jack N. Bonne, Horseshoe Hill Road, Pound Ridge, New York 10576 is the registered owner of 685 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the meeting:

     RESOLVED: That the stockholders of Tri-Continental Corporation assembled in annual meeting in person and by proxy, hereby request the Board of Directors take the steps necessary to amend the Articles of Incorporation, By-Laws or comply with other legal requirements to convert the fund from closed-end status to an open-end mutual fund status.

     Mr. Bonne has submitted the following statement in support of his proposal:

     The reason for shareholders to vote in favor of this proposal is to provide long term shareholders the opportunity TO MAXIMIZE THE RETURN ON THEIR INVESTMENT BY ELIMINATING THE SUBSTANTIAL MARKET DISCOUNT FROM THE ACTUAL UNDERLYING NET ASSET VALUE OF THEIR SHARES.

     Increasingly, more closed-end funds have voted on proposals to convert to open-end mutual fund status. For example, at the annual meetings of the shareholders of four MFS Financial Services closed-end funds held last year, approximately 35% of the votes cast were cast in favor of the proposals to open-end the Funds.

     Conversion of the fund shares from closed-end to open-end may also enhance the attractiveness and marketability of the fund shares by eliminating the discount and or premium feature inherent in closed-end funds.

     In addition, conversion to an open-end mutual fund would permit Tri-Continental shareholders to more easily monitor the actual investment performance of their fund versus being currently required to measure separately market performance and portfolio performance.

     The Tri-Continental Corporation Fund market price has been trading at an average discount from its net asset value in excess of 14% during the past year. Conversion from a closed-end fund to an open-end fund will eliminate brokerage commissions when buying and selling shares of the Company due to the loss of the Company's listing on the New York Stock Exchange which would follow conversion. However, there may be other transaction costs when buying and selling shares following conversion.

     Conversion to open-end status could possibly be a means of attracting new capital for the Fund.

     With the huge and vastly more competitive mutual fund industry now consisting mostly of open-ended mutual funds, in my opinion there appears to be little reason for Tri-Continental to remain as a closed-end fund. A common reason given for keeping a fund closed-end is to protect the fund against potential huge redemptions in the event of a severe market downturn.

     If  you  agree  that  to  best  enhance  the  value  of the  shares  of its shareholders that the Directors take the steps necessary to convert Tri-Continental Corporation from a closed-end mutual fund to an open-end mutual fund, then please mark your proxy for this resolution, otherwise, if it is unmarked, it will automatically be cast against the resolution.

              YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

     Tri-Continental was organized in 1929 and has operated successfully as a closed-end investment company for over sixty-five years. Your Directors believe that the proposal to convert the Corporation into an open-end (mutual) fund is not in the best interests of stockholders. The stockholders of the Corporation have overwhelmingly rejected similar proposals on four prior occasions. The stockholders of other closed-end investment companies have considered and, in many cases, rejected, similar proposals to convert to open-end status. The effect of such a change might be to provide some stockholders with a quick, one-time profit, but it would be detrimental to other stockholders who have invested for the longer term.

     A principal reason offered in support of proposals to convert closed-end funds to open-end status is the elimination of the discount from net asset value at which the stocks of most closed-end investment companies (including Tri-Continental) have traded in the market in recent years. While the discount would be eliminated by conversion, this one-time gain could seriously jeopardize the continuing viability of your Corporation. Moreover, long-term stockholders would find that their money was invested in an entity with many characteristics different from--and possibly less attractive than--the one they had purchased shares in.

     Closed-end investment companies have a fixed amount of capital. As a result, portfolio managers are not hampered by non-investment considerations such as continuous sales or redemptions of shares, and virtually all of a closed-end fund's net assets may be invested in securities. In contrast, open-end funds must seek to maintain cash reserves to provide for stockholder redemptions in amounts that cannot be anticipated and may occur at inopportune times. Purchases and redemptions of mutual fund shares can be affected by investor psychology and sentiment as well as market and economic factors and can be extremely volatile and unpredictable. It has been the experience of other closed-end funds (for example, Alliance New Europe Fund, Inc., which converted to open-end status in 1991) that conversion to open-end status results in significant redemptions in the short term.

     The possibility of redemptions could adversely affect the performance of your Corporation in several ways if it were to convert to an open-end fund:

        o Redemptions might force the sale of portfolio securities in amounts and at times that could be least advantageous for non-redeeming stockholders.

        o  Redemptions  could force your  Corporation  to realize  capital gains
           that  would  not  otherwise  be  realized,   with   unfavorable   tax
           consequences to many continuing stockholders.

        o Redemptions during a declining market may result in dilution of the net asset value of the shares held by long-term investors who do not redeem.

        o Greater liquidity would have to be maintained against the possibility of continuing redemptions.

        o Liquidity concerns would constrain the portion of your Corporation's assets that could be invested in less liquid securities including private placements by smaller companies with excellent prospects but with limited marketability.

        o Because a portion of the Corporation's operating expenses remain relatively constant as a fund's assets expand or contract, the Corporation's expense ratio (the ratio of operating expenses to average net assets) would increase as redemptions took place.

        o Your Corporation would be forced to make arrangements to sell new shares to offset redemptions.

        o Your Corporation could find it necessary to adopt a "Rule 12b-1 plan", pursuant to which a fee would effectively be charged to outstanding shares, in order to discourage redemptions and encourage sales. Implementation of such a plan would materially increase the Corporation's expense ratio.

        o Uncertainty regarding the size and stability of the Corporation could affect the ability of the Corporation and the Manager to attract and retain capable personnel.

     Your Directors remain concerned by the current discount and the Corporation has regularly investigated the possible reasons for the discount. The discounts for all closed-end funds have tended to fluctuate over a wide range. Despite years of analysis and research, there is no generally accepted explanation for these fluctuations. The shares of the Corporation have from time to time (and as recently as December 1991) traded in excess of net asset value and at other times the shares have traded at a discount from net asset value that is not significant (for example, in late August 1992 the Corporation's shares traded at a discount of less than 1.0%). While there can be no certainty that a substantial reduction of the present discount will occur, there is likewise no reason to believe that past experience of shares trading close to or above net asset value will not be repeated.

     While discounts persist, however, investors are able to purchase additional shares in the market and put more than a dollar of net assets to work for them for every dollar invested. Many stockholders are currently taking advantage of this situation by participating in a plan that provides for investment of the Corporation's dividends, and payment of year-end gain distributions, in additional shares, or by purchasing additional shares through one of the plans offered by the Corporation. In fact, 81% of the registered holders of the Corporation's common stock (representing some 87% of the shares held by registered owners) participate in at least one of these investment options. (The Corporation is unable to determine the level of participation by stockholders who hold through brokers, but has no reason to believe the percentage is significantly different.) This opportunity to invest at a discount would be lost after open-ending because shares acquired by reinvestment would have to be purchased at net asset value.

     Similarly, it is probable that most current stockholders (including the proponent of the open-ending proposal) purchased their stock in the Corporation at a discount and understood the economic implications of their investment decision. Purchases of Tri-Continental shares were made by stockholders in preference to the hundreds of mutual funds which were readily available to them. Stockholders who acquired shares at a discount from net asset value will of course also stand to benefit if the discount diminishes in the future.

     The stockholders have overwhelmingly voted against proposals to open-end the Corporation at four prior annual meetings. More than 95% of the votes cast at the meetings in 1966, 1967 and 1977, and more than 90% of the votes cast in 1978, were cast against proposals to convert to open-end status. At the time of these votes, the Corporation's shares were trading at a discount comparable to or greater than the discount currently prevailing. The stockholders also expressed their approval of the Corporation's closed-end status at the annual meeting in 1979. At that meeting, 84.5% of the shares voted were cast in favor of amending the Corporation's Charter to increase (from a majority to two-thirds of the outstanding shares) the vote required to convert it into an open-end investment company (either by merger into another open-end investment company or by making the Corporation's Common Stock redeemable) or to dissolve the Corporation. The factors considered by the stockholders of the Corporation in 1966, 1967, 1977, 1978 and 1979 remain valid today.

     Unlike most closed-end equity funds, the Corporation has outstanding both preferred stock and warrants to purchase common stock. To the extent that the rate of the dividends paid on the preferred stock is less than the return on the Corporation's investments, and so long as the warrants remain unexercised, the return to holders of common stock is increased. If the Corporation were to convert to open-end status, the preferred stock and warrants would have to be redeemed, resulting not only in an outflow of capital to pay for the redemptions, but also in a loss by holders of common stock of this beneficial "leverage" effect. It is not even legally clear whether it would be possible to redeem the outstanding warrants or make other appropriate provisions to protect the warrantholders. The Corporation's charter does not provide for redemption of the warrants under any circumstances.

     Even assuming these issues could be resolved, the costs of the process of conversion to an open-end fund, including the legal, accounting and printing costs, would be significant. These costs would be borne by the common stockholders. It is also likely that the change would result in a sharp increase in the Corporation's operating costs and operating costs per share because continuous sales and redemptions would probably result in increased transaction costs. The Corporation has historically had an unusually low expense ratio, and this benefit to stockholders would be jeopardized by open-ending. A number of funds that have converted to open-end status, including The Japan Fund, Inc. and Piper Global Funds Inc., have experienced significantly higher expense ratios since their conversion. As a closed-end fund, the expense ratio of The Japan Fund, Inc. averaged about 72 basis points annually. Since the fund open-ended in 1987 its assets have nearly doubled, yet its expense ratio has risen as high as 142 basis points (in 1992) and has averaged 117 basis points per year. Similarly, since open-ending in 1992 the assets of Piper Global Funds Inc. have increased five times while its expense ratio has risen from 177 basis points to more than 200 basis points on average.

     Open-ending would also cause the Corporation automatically to lose its listing on the New York Stock Exchange ("NYSE"). Your Directors believe that the Corporation's NYSE listing is important. A public market for the Corporation's shares means that a stockholder may sell his or her shares without reducing the total assets of the Corporation. Without a listing, stockholders would instead redeem their shares, and the assets of the Corporation would be reduced.
Moreover, certain investors, such as some pension funds, have internal restrictions on the amount of their portfolio that may be invested in unlisted securities. Such stockholders might be forced to redeem their shares if the Corporation converted to an open-end fund.

     In summary, your Directors believe that there is an important continuing service to be provided to the investing public by Tri-Continental Corporation as a large and broadly diversified closed-end investment fund. Your vote against the proposal to convert the fund from closed-end status to open-end mutual fund status will help to assure its continuity as a closed-end fund in the long-term interests of all its stockholders.

     This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as cast either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

                                ---------------

     The Management knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote the Proxy in accordance with their judgment on such matters.

     Notice is hereby given that any Stockholder proposal that may properly be included in the proxy solicitation material for the next Annual Meeting, now scheduled for May 1996, must be received by the Corporation no later than December 14, 1995.


                                  D. EXPENSES
                                  -----------

     The Corporation will bear the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited personally or by telephone or telegraph by Directors, officers and employees of the Corporation, the Manager, Seligman Financial Services, Inc., J. & W. Seligman Trust Company, Seligman Services, Inc. and Seligman Data Corp., and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their principals. The Corporation has engaged Morrow & Co., Inc., 909 Third Avenue, New York, N.Y. 10022-4799 to assist in soliciting for a fee of $25,000 plus expenses.


                                     By order of the Board of Directors,

                                                       /s/Frank J. Nasta
                                                              Secretary
                                  -----------
     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL STOCKHOLDERS, INCLUDING THOSE WHO EXPECT TO ATTEND THE MEETING, ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY IS NOT REQUIRED FOR ADMISSION TO THE MEETING.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                     THIS PAGE INTENTIONALLY LEFT BLANK.

                          TRI-CONTINENTAL CORPORATION
                                   Managed by
                         [J. & W. SELIGMAN & CO. LOGO]
                             J. & W. SELIGMAN & CO.
                                  INCORPORATED
                        INVESTMENT MANAGERS AND ADVISORS
                                ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017